UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 22, 2006
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Wisconsin Avenue, NW, Washington,
District of Columbia	20016

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
Not Applicable

Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 7.01 Regulation FD Disclosure.
          On February 22, 2006, Fannie Mae announced the release to its Board of Directors and the company of the report of the internal review of Fannie Mae conducted by former U.S. Senator Warren Rudman and the law firm of Paul, Weiss, Rifkin, Wharton & Garrison LLP. On February 23, 2006, Fannie Mae posted the full report, including appendices, to its website (www.fanniemae.com). The executive summary to the report is furnished as Exhibit 99.1 hereto, and the remainder of the report, excluding appendices, is furnished as Exhibit 99.2. On February 23, 2006, Fannie Mae also issued a press release containing a statement from Stephen B. Ashley, the Chairman of the Board of Directors, and a separate press release containing a statement from Daniel H. Mudd, the President and Chief Executive Officer, summarizing and discussing the findings in the report. The press release from Mr. Ashley and the press release from Mr. Mudd are furnished as Exhibits 99.3 and 99.4, respectively, to this Form 8-K.
          The information in this item, including the exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.
          Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:	/s/ Beth A. Wilkinson
Beth A. Wilkinson
Executive Vice President - General Counsel and Corporate Secretary

Date: February 23, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Executive Summary to Report to the Special Review Committee of the Board of Directors of Fannie Mae, dated February 23, 2006, from Paul, Weiss, Rifkin, Wharton & Garrison and Huron Consulting Group, Inc. (the “Report”)

99.2	Report, excluding Executive Summary to the Report

99.3	Press release, dated February 23, 2006, setting forth Statement by Stephen B. Ashley, Chairman of the Board of Directors of Fannie Mae

99.4	Press release, dated February 23, 2006, setting forth Statement by Daniel H. Mudd, President and Chief Executive Officer of Fannie Mae